UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2022

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2022, Nabors Industries, Inc. (“Nabors Delaware”), a wholly owned subsidiary of Nabors Industries Ltd. (the “Company”), and the Company entered into a credit agreement (the “2022 Credit Agreement”), among themselves, the Revolving Guarantors (as defined below) and other guarantors from time to time party thereto, the issuing banks (the “Issuing Banks”) and other lenders party thereto (the “Lenders”) and Citibank, N.A., as administrative agent. Under the 2022 Credit Agreement, Citibank, N.A. and Wells Fargo Securities, LLC acted as joint lead arrangers and joint bookrunners.

Under the 2022 Credit Agreement, the Lenders have committed to provide to Nabors Delaware an aggregate principal amount of revolving loans at any time outstanding not in excess of $350,000,000 (with an accordion feature for an additional $100,000,000), and including sub-facilities provided by certain of the Lenders for letters of credit in an aggregate principal amount at any time outstanding not in excess of $100,000,000.

The 2022 Credit Agreement permits the incurrence of additional indebtedness secured by liens, which may include liens on the collateral securing the facility, in an amount up to $150,000,000 as well as a grower basket for term loans in an amount not to exceed $100,000,000 secured by liens not on the collateral. In lieu of the minimum liquidity requirement and guarantor asset coverage ratio contained in the Company’s previous credit agreement, under the 2022 Credit Agreement, the Company is required to maintain an interest coverage ratio (EBITDA/interest expense), which increases on a quarterly basis, and a minimum guarantor value, requiring the Revolver Guarantors (other than the Company) and their subsidiaries to own at least 90% of the consolidated property, plant and equipment of the Company. In addition, there has been a reduction to the collateral coverage ratio as compared to the previous facility.

The commitments will be guaranteed by the Company, Nabors International Management Limited, Nabors Drilling Technologies USA, Inc., Nabors Holdings Ltd., Nabors Drilling Holdings Inc., Nabors Lux 2, Nabors Lux Finance 1, Nabors Global Holdings Limited, Canrig Drilling Technology Canada Ltd., Nabors Alaska Drilling, Inc. and each other subsidiary that from time to time delivers a guaranty pursuant to the 2022 Credit Agreement (the “Revolver Guarantors”). The facility matures on the earlier of (a) January 21, 2026 or (b) (i) to the extent any principal amount of Nabors Delaware’s existing 5.1% senior notes due 2023, 5.5% senior notes due 2023 and 5.75% senior notes due 2025 remains outstanding on the date that is 90 days prior to the applicable maturity date for such indebtedness, then such 90th day or (ii) to the extent 50% or more of the outstanding (as of the closing date) aggregate principal amount of the 0.75% senior exchangeable notes due 2024 remains outstanding and not refinanced or defeased on the date that is 90 days prior to the maturity date for such Indebtedness, then such 90th day.

At the request of Nabors Delaware, each Issuing Bank will issue standby letters of credit in a minimum face amount of $3,000. Nabors Delaware will pay a letter of credit fee, payable on a quarterly basis, in an amount equal to the interest margin for Secured Overnight Financing Rate (“SOFR”) borrowings (which with respect to performance letters of credit will be multiplied by 0.50) multiplied by the daily amount of aggregate L/C Exposure (as defined in the 2022 Credit Agreement). In addition, in connection with each letter of credit, Nabors Delaware will pay to each Issuing Bank (i) such Issuing Bank’s standard issuance and administrative fees and expenses and (ii) a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of letter of credit exposure.

The borrowings under the 2022 Credit Agreement bear interest, at Nabors Delaware’s option, at either (i) the “Alternate Base Rate” plus the applicable interest margin, payable quarterly in arrears or (ii) interest periods of one or three or six months at an annual rate equal to the Adjusted Term SOFR (as defined in the 2022 Credit Agreement) in effect therefor, plus the applicable interest margin. The “Alternate Base Rate” is defined, for any day, as a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, (b) the corporate base rate of Citibank, N.A., and (c) Adjusted Term SOFR for an interest period of one-month beginning on such day plus 1.00%.

Additionally, under the 2022 Credit Agreement, the Company will be subject to certain covenants, which are subject to certain exceptions and include, among others, (i) a covenant restricting its ability to incur liens (subject to the additional liens basket of up to $150,000,000), (ii) a covenant restricting its ability to pay dividends or make other distributions with respect to its capital stock and to repurchase certain indebtedness and (iii) a covenant restricting the ability of the Company’s subsidiaries to incur debt (subject to the grower debt basket of up to $100,000,000).

A copy of the 2022 Credit Agreement, which is filed as an exhibit to this Form 8-K as Exhibit 10.1, is incorporated herein by reference and should be read in its entirety for a complete description of its provisions. The summary in this report is qualified in its entirety by the text of such provisions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On January 24, 2022, we issued a press release announcing the establishment of the 2022 Credit Agreement discussed above. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 21, 2022, among Nabors Industries, Inc., as Borrower, Nabors Industries Ltd., as Holdings, the other Guarantors from time to time party thereto, the Issuing Banks and other Lenders party thereto and Citibank, N.A., as Administrative Agent.*

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: January 24, 2022	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Title: Corporate Secretary

4